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                              FOR IMMEDIATE RELEASE


EDITORIAL CONTACTS

Marguerite Padovani, Verity, Inc.
408-542-2224, mpadovan@verity.com
http://www.verity.com



                        VERITY ACQUIRES 64K INCORPORATED

         Acquisition Brings High Performance Relational Database Search Technology to Verity and Allows SEARCH'97 Platform to Bridge Structured
                              and Unstructured Data


SUNNYVALE, CALIF., JUNE 2, 1997 - Verity, Inc. (Nasdaq:VRTY), a leading provider of search and retrieval solutions for the enterprise and the Internet, today announced that it has acquired 64k Incorporated, a privately held company founded in 1996 by former IBM database management researchers. Since its inception, 64k has focused on developing technology to improve the speed and effectiveness of relational database searches. Verity's customers will benefit from this acquisition in two ways. First, Verity plans to introduce by Q1 of Calendar '98 a relational database search product, DBGuide. DBGuide will be designed to enable users to search and navigate large relational databases rapidly and effectively from a web browser. In addition, Verity plans to integrate 64k technology directly into the SEARCH'97 platform, allowing a unified approach to searching relational and textual data and significant increase in Search'97's structured search performance.

         64k's core technology is the 64k Search Engine. This engine can provide DBMS indexing, searching and clustering and summarizing results with performance that is an order of magnitude improvement over standard SQL-based databases for similar tasks. In addition, the 64k Search Engine features similarity searching, which allows users to locate records which are similar to but not exact matches of the target.

         Under the terms of the agreement, Verity paid $3.5 million in exchange for all of the outstanding securities shares of 64k Incorporated, which transaction will be accounted for under the purchase method of accounting. Verity expects to take a charge of approximately $3.1 million during its fourth fiscal quarter ending May 31, 1997 related to the acquisition of in-process research and development.





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         64k Incorporated will now operate under the Verity, Inc. name and trademark and will become a new Database Applications Group within Verity's research and development organization.

ABOUT DBGUIDE

         DBGuide will be designed as a stand-alone product that provides efficient searches of relational databases published on an intranet, extranet or the Internet. DBGuide will be server-based and will sit between a web-server and an ODBC-compliant database (Oracle, Sybase, Informix, Microsoft, etc.). DBGuide will use the 64k Search Engine to perform searches, thus helping large number of users to search relational databases without overwhelming the underlying database system. The product will include a web gateway that can directly publish the database on the web, together with an API that can be used to embed the product within existing web-database applications.

         DBGuide's primary use will be in applications that require search on relational data. Intranet and extranet applications for DBGuide include product catalogs, sales data, customer data and help-desk applications. DBGuide could also be used on the Internet for publishing yellow pages, classifieds, customer service databases, catalogs, directories and other customer or consumer oriented databases.

64K TECHNOLOGY INTEGRATION WITH SEARCH'97 PLATFORM

         Verity plans to integrate 64k technology into the SEARCH'97 platform to allow users to seamlessly search textual (unstructured) and relational (structured) data. This will be achieved by tightly integrating the 64k Search Engine with the core SEARCH'97 product - Information Server. The 64k Search Engine will be designed to enhance the existing field-search technology within the Verity Indexing Engine, and 64k database gateways will be designed to allow the SEARCH'97 platform to search relational databases. Once the integration within the Information Server is accomplished, Verity plans to leverage the technology in other SEARCH'97 products, such as IntelliServ and CD-Web Publisher. The integrated SEARCH'97 product is scheduled to be available by Q1 of Calendar '98.

         "With our acquisition of 64k, Verity has added another important building block to its enterprise knowledge management strategy," said Philippe Courtot, chairman and CEO of Verity, Inc. "By combining the 64k and SEARCH'97 indexing engines, Verity plans to deliver a single, consistent interface for search and navigation of enterprise information, whether that information is textual or relational. And we have high hopes for 64k's standalone product, DBGuide. DBGuide will help organizations creating databases for wide scale Web-use achieve a significant improvement in ease-of-use and effectiveness of database searches."

          "We are extremely pleased to join the Verity family," said Manish Mehta, co-founder and chairman of 64k, Incorporated. "Verity is at the forefront of search technology and provides the perfect vehicle for bringing our technology to market. The combination of the SEARCH'97 platform and 64k's technology can create a compelling solution for seamlessly searching unstructured and structured information."


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         "Verity is committed to maintaining the SEARCH'97 product family's leadership as an enterprise knowledge management solution," said Philippe Courtot. "Our recent technology acquisitions have added new forms of dissemination (IntelliServ's enterprise push), new forms of information viewing (KEYview's native document format display and state-of-the-art HTML conversion), and, thanks to 64k, new kinds of data sources (relational database records) to the SEARCH'97 product family," he added.

ABOUT 64K INCORPORATED

         64k Incorporated was founded in October 1996 by former IBM database researchers and is headquartered in San Jose, California. 64k's mission is to develop advanced technology for search and navigation of large databases over intranets, extranets, and the Internet.

ABOUT VERITY

         Verity Inc. was founded in April 1988 and is headquartered in Sunnyvale, Calif. Verity develops and markets software tools and applications for searching, retrieving and filtering information across the Internet, enterprise and CD-ROMs. Verity's products have been licensed to corporations, government agencies, on-line service providers, Internet publishers and developers worldwide. Verity partners include Adobe Systems, AT&T, C/Net, Cisco, Compaq, Dow Jones, Financial Times, Individual Inc., Informix, NEC, Lotus Development Corp., Netscape Communications, PC DOCS, SAP, SCO, Siemens Nixdorf, Sybase, Tandem and Times Mirror Pathfinder.

         This release contains forward-looking statements relating to Verity's expected acquisition of 64k Incorporated. It also includes forward-looking statements relating to Verity's SEARCH'97 products and 64k's DBGuide product and technologies under development, including the expected features and performance and estimated dates of commercial availability. Such statements are based on expectations and assumptions that involve a number of uncertainties and risks that could cause actual results to differ materially from those discussed in the forward-looking statements. The proposed acquisition is subject to a number of risks, including Verity's integration of the operations, technologies and products and the related diversion of management's attention from other business concerns; the rapidly evolving markets for the company's products and uncertainties regarding the development of those markets; intensive competition in the markets in which Verity currently competes and plans to compete, and dependence on key personnel. The successful development and release dates for the SEARCH'97 and DBGuide product, including the integrated version of the products, are subject to potential delay and other risks inherent in software development, and there is no assurance that the products will achieve market acceptance. Other risks associated with Verity's business are as set forth in Verity's Form 10-K and Form 10-Qs as filed with the Securities and Exchange Commission.

                                     # # #
             FOR MORE INFORMATION CONTACT VERITY AT info@verity.com
                          OR AT THE WORLD WIDE WEB SITE
                http://www.verity.com/ OR BY CALLING 408-541-1500

Verity and SEARCH'97 are Trademarks of Verity, Inc. in the United States and other countries. All other trademarks are the property of their respective holders.




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